SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2009
Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

333 108th Avenue N.E., Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(425) 679-7200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On March 17, 2009, Simon J. Breakwell communicated his intention to resign as a member of the Board of Directors of Expedia, Inc. (the “Company”), effective upon the election of his successor. Mr. Breakwell confirmed that his resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(d) On March 19, 2009, José A. Tazón was elected to the Board of Directors of the Company. A description of the compensation payable to Mr. Tazón for his services as a director is set forth under the caption “Compensation of Non-Employee Directors” in the Company’s definitive Proxy Statement dated April 28, 2008, provided that Mr. Tazón shall first become eligible to receive a grant of restricted stock units on the date of the next annual meeting of stockholders of the Company at which he is reelected.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.
Date: March 19, 2009	By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Executive Vice President and General Counsel